UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 18, 2011
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01    Other Events.

On August 18, 2011, the Registrant issued a press release announcing the launch of a new advertising campaign, called the “Right Here” campaign, that will target markets in Delaware and Southeastern Pennsylvania with media including television, print, radio, outdoor and digital advertising.  The new advertising campaign will emphasize and reinforce the role of Wilmington Savings Fund Society, FSB (“WSFS Bank”) as the oldest and largest bank and trust company headquartered in Delaware.  The campaign will also highlight WSFS Bank’s commitment to its local customers and the advantages to those customers of  having access to WSFS Bank’s local decision making.  The Registrant anticipates a one-time increase of approximately $900,000, or approximately double the amount spent in the prior quarter, in expense relating to this marketing campaign in the third fiscal quarter of 2011.

A copy of the press release is furnished with this Form 8-K as an exhibit and incorporated herein by this reference.

Section 9 –Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

99	Press Release dated August 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: August 18, 2011	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer